ComTelco
                               International Inc.

                               Employment Contract

                                     between

                           ComTelco International Inc.
                              Hechtackerstrasse 41
                                 9014 St. Gallen
                                   Switzerland

                                    (Company)

                                       and

                                 Roland Steiner
                                 Rotelistrasse 6
                                 9000 St. Gallen
                                   Switzerland

                                   (Employee)

The Company will employ the Employee and the Employee will be employed by the Company as set fourth in the following contract:

Position of Employee in the Company:

The Employee will serve as Chief Executive Officer (CEO) of the Company.

Function within the Company:

As the Company's CEO the Employee shall supervise all ComTelco management and staff, all operations, subsidiaries and companies directly or indirectly, fully or partially owned by the Company. He shall explicitly supervise other officers and senior management of the Company and report on a timely basis to the board of directors on the activities, successes and failures ongoing in the Company. He will be responsible for timely financial and other reports to the board of directors, shareholders and other entities needing such information as specified by the board of directors, the company's by-laws or as law may require. He shall undertake everything in his power to allow the Company to operate profitably, to force sales, timely development of new products and to ensure efficiency in the operation of the Company's business.

Duties & Responsibilities in the Company (including but not limited to):

Primarily, all aspects of the Company's business in any context.

Secondarily the supervision and management of other senior management and officers.

Directly reporting to:

Chairman of the board of directors and to the board of directors.

Starting date of the employment relationship:

March 1, 1997.

Probation Period:

This Contract replaces previous agreements with the Company, therefor no probation period is required.


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

Termination of employment:
a.    by the Company: 3 months after the dismissal by the board of directors.
b.    by the Employee: 3 months after the resignation to the board of directors.
c.    on the Employee's 65th birthday.

Working hours:

40 hours per week.

Overtime:

No overtime compensation is granted to the Employee.

Paid Vacation:

4 weeks of paid vacation per year (20 working days).

Reimbursement:

$100,000 per year, paid out in 13 equal monthly salaries, December of each year having an additional 13th salary.

Bonuses & Incentives:

No bonuses or incentives are part of this contract.

Social Security:

Social security is paid as requested by Swiss federal law.

Medical Aid:

During the first year, medical aid is to be fully paid by the Employee.

As of the second year of employment, medical aid is covered by the Company.

Pension Fund:

Pension fund contributions are paid according to Swiss federal law.

Motor Vehicle allowance:

The Company shall make available a motor vehicle, when needed for business purposes.

Secondary Business and Employment:

The Employee agrees to devote the majority of his time to his office and not to engage in other activities that would interfere with the fulfillment of his responsibilities.

The Employee may hold other offices with other companies, including serve as a director or consultant to other companies, as long as such companies do not directly or indirectly compete with the Company's business.

The Employee may as long as such companies do not directly or indirectly compete with the Company's business.

Workplace:

Primary place of work is the Company's head office. Offices in other Company locations can be implemented as needed.

Business Travel:

All business and business related travel is covered by the Company.

Expenses:

All expenses incurred directly in connection with business by the Employee, any accompanying staff member, consultant or customer of the Company, are covered by the Company.

Tools:


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

The Company shall provide to the Employee such tools as are necessary to perform the duties hereunder.

Signatures:

The Employee, acting as CEO, in good faith enacting the will, targets and goals of the board of directors, has the right to sign for and on behalf of the Company and its subsidiaries where law permits. The Employee will undertake, wherever possible and feasible to provide any document with a second signature from another member of the board of directors or of the senior management.

Non Disclosure:

The Employee agrees not to disclose any information in connection with his duties for and on behalf of the Company to any party outside the Company unless the disclosure of such information is directly connected to the fulfillment of the will, goals and targets of the board of the directors and the shareholders of the Company.

The Employee agrees to lead and manage the Company to the best of his ability, bearing the interests of its shareholders in mind and to follow the instructions, will, goals and targets of the board of directors in good faith and according to his best knowledge.

St. Gallen, February 20, 1997

ComTelco                              ComTelco                Roland Steiner
International Inc.                    International Inc.      Rotelistrasse 6
                                                              9000 St Gallen
                                                              Switzerland

------------------------------------  ----------------------  ------------------

August Steiner                        Claudia Sutter          Roland Steiner
Chairman of the Board of Directors    CFO, Director           Employee


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